FORM 8K	File:20050513-FY05Q3

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) : May 13, 2005

RICHARDSON ELECTRONICS, LTD.

(Exact name of registrant as specified in its charter)

Delaware	0-12906	36-2096643
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

40W267 Keslinger Road, P.O. Box 393, LaFox, Illinois		60147-0393
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:		(630) 208-2200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

For Details, Please Contact:
Ed Richardson	Kelly Phillips
Chairman and Chief Exective Officer Richardson Electronics, Ltd.	Chief Financial Officer Richardson Electronics, Ltd.
Phone: (630)208-2340 E-mail: info@rell.com
Item 2.02. Results of Operations and Financial Condition
On May 13, 2005, the Company issued a press release regarding the restatement of its financial statements, which press release is furnished as Exhibit 99.1 and incorporated herein by reference.
Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On May 13, 2005, the Company's management, in consultation with the Company's independent accounting firm and the Audit Committee of the Board of Directors, concluded that in addition to restating its consolidated financial statements for the quarter ended November 27, 2004 and its earnings release for the quarter ended February 26, 2005, as previously reported in its Form 8-K filed on April 12, 2004, that it should also restate its consolidated financial statements for fiscal years ending May 31, 2002 and May 31, 2003, the quarter ended August 28, 2004 and all four quarters of fiscal 2004; however, the consolidated financial statement for the fiscal year ended May 29, 2004 is not being restated as the total impact to the financial statements of the quarterly adjustment were not material to the full year. These restatements are being made to correct the Company's method of accounting for currency translation adjustments under Financial Accounting Standard No. 52. These adjustments will not impact the Company's previously reported net cash flows, revenues, or operating income. The financial information that the Company will report in its Form 10-Q for the quarter ended February 26, 2005 will also reflect a correction of information provided in its earnings release for the quarter ended February 26, 2005 to record a tax expense of approximately $17 million, primarily to reduce the current deferred tax assets on its Consolidated financial statements. This adjustment will not impact net cash flows, revenues or operating income. As a result of its determination to restate its consolidated financial results as noted above, the financial statements previously issued for the periods being restated should not be relied upon.

The Company previously reported that the late filing of its Form 10-Q for the quarter ended February 26, 2005 and the restatement resulted in a default of the Company's secured revolving credit agreement. The Company has now received a Consent and Waiver of default thereby created from the lenders under such credit agreement.

Item 9.01 Financial Statements and Exhibits
(c) Exhibits 99.1 Press release of Richardson Electronics, Ltd. dated May 13, 2005

About Richardson Electronics

Richardson Electronics, Ltd. is a global provider of “engineered solutions,” serving the RF and wireless communications, industrial power conversion, security and display systems markets. The Company delivers engineered solutions for its customers’ needs through product manufacturing, systems integration, prototype design and manufacture, testing and logistics. Press announcements and other information about Richardson are available on the World Wide Web at http://www.rell.com/investor.asp.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICHARDSON ELECTRONICS, LTD.
Date: May 13, 2005	By: /s/ Kelly Phillips
Name: Kelly Phillips Title: Chief Financial Officer